Pipeline Data to Acquire Charge.com;
Combined Entity to Service Over 25,000 Accounts;
New Monthly Accounts
to Surpass 1,000
March 16, 2005 09:00:00 AM ET


     Pipeline Data Inc. PPDA announced that it has signed a letter of intent to acquire Florida-based Charge.com, an industry leader in e-commerce merchant acquiring. Under the terms of the agreement, Pipeline will purchase Charge.com for $7.5 million in cash, $3.5 million in the form of a promissory note, 5 million shares of Pipeline common stock and an additional 1 million shares of Pipeline common stock based on Charge.com fulfilling certain performance requirements.


     The acquisition of Charge.com brings Pipeline Data to the milestone of servicing over 25,000 accounts. Further, the combined entity is expected to generate in excess of 1,000 new merchant accounts monthly. The transaction makes Pipeline Data one of the fastest growing companies in the industry.


     MacAllister Smith, Pipeline's CEO, stated "We are very excited to welcome Charge.com to the Pipeline team. Greg Danzig, Charge.com's CEO, has pioneered and developed a successful sales and marketing organization that is highly respected industry-wide, and is exceedingly complimentary to Pipeline's existing business objectives. By overlaying Charge.com's sales and marketing initiatives directly onto our Pipeline Data Processing technology platform, we believe a significant opportunity exists to realize improved margins on new Charge.com merchants, and for Pipeline as a whole, due to higher transaction count and increased economies of scale at our Atlanta facility. Formerly outsourced monthly gateway revenues will now flow directly to Pipeline, thereby providing an additional source of incremental revenue. We also anticipate that Pipeline's existing e-commerce initiatives will be enhanced as synergistic sales strategies from the new organization are implemented."


     Capitalizing on highly optimized search engine placement, extensive affiliate channels and unique referral programs, Charge.com has developed a comprehensive Internet-based sales organization which produced over 500 new merchant accounts per month in 2004. For the year 2004, Charge.com reported $2.3 million in unaudited operating income. The company has experienced earnings growth in excess of 30% in each of the last three years.


     Pipeline also announced today that it has retained Maxim Group, a New York-based investment banking, securities and investment management firm to assist in the transaction.


     Pipeline has elected to report year-end earnings on or slightly before the March 31st due date rather than on an accelerated basis as previously stated.


About Pipeline Data Inc.:


     Pipeline Data Inc. provides integrated transaction processing services for all major credit cards. The Company offers card processing services in three key areas: wireless mobile payment, e-commerce solutions and retail merchant payment. With the acquisition of Charge.com, Pipeline Data will serve over 25,000 accounts.


Safe Harbor Statement:


     The information provided for in this Press Release contains forward-looking statements that involve risks and uncertainties more fully set forth in the Company's filing. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this press release contains statements that are forward-looking, such as statements relating to uncertainties that could affect performance and results of the Company in the future and, accordingly, such performance and results may materially differ from those expressed or implied in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to those relating to the Company's growth strategy, customer concentration, outstanding indebtedness, seasonality, expansion and other activities of competitors, changes in federal or state laws and the administration of such laws, protection of the securities markets and other risks detailed in the Company's filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. Statements made in this Press Release that are not historical facts are forward-looking statements that are subject to the "safe harbor" created by the Private Securities Litigation Reform Act of 1995. The Company's actual results could differ significantly from those discussed and/or implied herein.


     Contact Information: Pipeline Data Inc. Lane Gordon, 800-932-5708 x228 Lane.Gordon@pipelinedata.com www.pipelinedata.com